EXHIBIT 3.23

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

LIMITED PARTNERSHIP PURSUANT TO

SECTION 17-217 OF THE LIMITED PARTNERSHIP ACT

1).                      The jurisdiction where the Limited Liability Company first formed is Delaware.

2.)                      The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)                      The date the Limited Liability Company first formed is Nov. 21, 2014.

4.)                      The name of the Limited Liability Company immediately prior to filing this Certificate is CSL North Carolina System, LLC.

5.)                      The name of the Limited Partnership as set forth in the Certificate of Limited Partnership is CSL North Carolina System, LP.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 24th day of February, A.D. 2015.

CSL North Carolina Realty, GP, LLC

By:	/s/ Kristi Moody
Name:	Kristi Moody
Title:	Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

• The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

• First: The name of the limited partnership is CSL North Carolina System, LP.

• Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the city of Wilmington Zip Code 19801.

The name of the Registered Agent at such address is The Corporation Trust Company.

• Third: The name and mailing address of each general partner is as follows:

CSL North Carolina Realty GP, LLC
4001 Rodney Parham Road

Little Rock, AR 72212

• In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of 24th day of February, A.D. 2015.

CSL North Carolina Realty, GP, LLC

By:	/s/ Kristi Moody
Name:	Kristi Moody
Title:	Assistant Secretary